Exhibit 21-1


                 List of Subsidiaries of Registrant

                                                        State in which
                                                         Incorporated


     Connecticut Valley Electric
       Company Inc. (a)(F1)                            New Hampshire

     Vermont Electric Power
       Company, Inc. (b)(F2)                           Vermont

     Central Vermont Public Service
       Corporation - Bradford
       Hydroelectric, Inc. (a)(F1)                     Vermont

     Central Vermont Public Service
       Corporation - East Barnet
       Hydroelectric, Inc. (a)(F1)                     Vermont

     CV Energy Resources, Inc. (a)(F1)                 Vermont

     Catamount Rumford, Inc. (a)(F1)                   Vermont

     Equinox Vermont Corporation (a)(F1)               Vermont

     Appomattox Vermont Corporation (a)(F1)            Vermont

     Catamount Energy Corporation (a)(F1)              Vermont

     Catamount Williams Lake, Ltd. (a)(F1)             Vermont

     SmartEnergy Services, Inc. (a)(F1)                Vermont

- ---------------------------------------------------
     (FN)
  (F1) (a)  Included in consolidated financial statements

  (F2) (b) Separate financial statements do not need to be filed under Regulation S-X, Rule 1-02(v) defining a "significant subsidiary", and Rule 3-09, which sets forth the requirement for filing separate financial statements of subsidiaries not consolidated.